Exhibit 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

Ed Quinn
+1 (847) 455-7111
Email: Inquiries@amcastle.com

FOR IMMEDIATE RELEASE
MONDAY MARCH 23, 2020

A. M. CASTLE & CO. ISSUES REMINDER REGARDING EXCHANGE OFFER
FOR ITS 5.00%/7.00% CONVERTIBLE SENIOR PIK TOGGLE NOTES DUE 2022
Exchange Offer to Expire at 5:00 p.m., Eastern Time, on March 26, 2020,
Unless Extended
OAK BROOK, IL, March 23, 2020 - A. M. Castle & Co. (OTCQX: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today issued a reminder to holders of its 5.00%/7.00% Convertible Senior PIK Toggle Notes due 2022 (the “Existing Notes”) regarding the previously announced offer to exchange (the “Exchange Offer”) the Existing Notes for 3.00%/5.00% Convertible Senior PIK Toggle Notes due 2024 (the “New Notes”) and shares of its common stock.
The Exchange Offer will expire at 5:00 p.m., Eastern Time, on March 26, 2020, unless extended.
The Exchange Offer is subject to the conditions described in the registration statement (the “Registration Statement”) on Form S-4 filed by the Company in connection with the Exchange Offer on February 27, 2020, as amended on March 17, 2020, and the related letter of transmittal (the “Letter of Transmittal”). All of the previously disclosed terms and conditions of the Exchange Offer remain unchanged.
How to Tender Existing Notes
Holders of the Existing Notes can tender their Existing Notes by following the instructions provided in the Registration Statement and related Letter of Transmittal. If you are a beneficial owner of Existing Notes, but the holder is a custodial entity such as a bank, broker, dealer, trust company or other nominee, and you seek to tender Existing Notes, you must provide appropriate instructions to such holder in order to tender through ATOP with respect to such Existing Notes. Beneficial owners may be instructed to complete and deliver an instruction letter to such holder for this purpose. We urge you to contact such person that holds Existing Notes for you if you wish to tender your Existing Notes.

Important Information Regarding Exchange Offer

Holders of Existing Notes who participate in the Exchange Offer will receive the following for each $1,000 of Existing Notes: (i) $491.8619 principal amount of 3.00%/5.00% Convertible Senior PIK Toggle Notes due August 31, 2024 and (ii) 363.2585 shares of common stock. Accrued and unpaid interest on the Existing Notes will be exchanged into New Notes and common stock at the exchange rate on the date on which the Exchange Offer is completed.

In connection with the Exchange Offer, a registration statement on Form S-4, a tender offer statement on Schedule TO, and related documents and amendments thereto relating to the Exchange Offer have been and will be filed by Castle with the SEC. The New Notes and common stock may not be exchanged or sold nor may offers to exchange or buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, nor shall there be any exchange or sale of such securities in any state in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Holders of the Existing Notes are strongly advised to read the registration statement, tender offer statement and other related documents and amendments thereto because these documents contain important information. Such holders may obtain copies of the exchange offer materials from Wilmington Savings Fund Society, FSB, Attention: Corporate Trust Middle Office, 501 Car Road, Suite 100, Wilmington, DE 19809, by facsimile (eligible institutions only): 302-421-9137, for information or confirmation by telephone: 302-571-7014. These documents can also be obtained at no charge from Castle or at the SEC’s website, www.sec.gov. Castle is not making any recommendation to holders of outstanding Existing Notes as to whether they should tender them pursuant to the Exchange Offer.

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, and construction equipment sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 19 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQX® Best Market under the ticker symbol "CTAM".

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, the benefits that we expect to achieve from our working capital management initiative, and the timing and anticipated benefits of the Exchange Offer. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the impact of imposed tariffs and/or duties, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, and our ability to successfully complete the Exchange Offer and realize the anticipated benefits of the Exchange Offer, as well as those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our subsequent filings with the Securities and Exchange Commission. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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